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Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
to Tender Shares of Common Stock
of

ViroPharma Incorporated

at

$50.00 Net Per Share

by

Venus Newco, Inc.
a wholly owned subsidiary of

Shire Pharmaceutical Holdings Ireland Limited

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 6:00 P.M., NEW YORK CITY
TIME, ON THURSDAY, DECEMBER 26, 2013, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for shares (the "Shares") of common stock, par value $0.002 per share, of ViroPharma Incorporated, a Delaware corporation ("ViroPharma"), or any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Deutsche Bank Trust Company Americas, a New York banking corporation and the depositary for the Offer (the "Depositary"), or the procedure for delivery by book-entry transfer cannot be completed, in each case prior to the expiration of the Offer. Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By Mail:	By Overnight Courier:	By Hand:
Deutsche Bank Trust Company Americas Attn: Corporate Actions 17 Battery Place 8th floor New York, NY 10004	Deutsche Bank Trust Company Americas Attn: Corporate Actions 17 Battery Place 8th floor New York, NY 10004	Deutsche Bank Trust Company Americas Attn: Corporate Actions 17 Battery Place 8th floor New York, NY 10004
By Facsimile: (For Eligible Institutions Only) (212) 616-7610
Confirm Facsimile Transmission: (By Telephone Only) Call Toll Free: (888) 509-5583

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Venus Newco, Inc., a Delaware corporation and a wholly owned subsidiary of Shire Pharmaceutical Holdings Ireland Limited, a company incorporated in Ireland, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 25, 2013 (as it may be amended or supplemented from time to time, the "Offer to Purchase") and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged,              shares of common stock, par value $0.002 per share, of ViroPharma Incorporated, a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)
(Addresses)
If delivery will be by book-entry transfer:
Name of Tendering Institution
(Zip Code)

(Area Code and Telephone Number)

Account Number

 GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) the delivery to the Depositary of the certificates for all such tendered Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in the case of a book entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery) and any other required documents, all within three NASDAQ Stock Market trading days of the date hereof.

(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name) (Please Print)
(Area Code and Telephone Number)

Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY to Tender Shares of Common Stock of
ViroPharma Incorporated
at
$50.00 Net Per Share
by
Venus Newco, Inc. a wholly owned subsidiary of
Shire Pharmaceutical Holdings Ireland Limited
GUARANTEE (Not to be used for signature guarantee)
DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.